Exhibit 99.3

Unaudited Pro Forma Condensed Combined Financial Statements

The following unaudited pro forma financial statements give effect to the disposition of El Callao and Drake-Bering to be accounted for as a discontinued operation. The unaudited pro forma condensed balance sheet assumes the disposition of El Callao and Drake-Bering on March 31, 2008. Such pro forma information is based upon the historical balance sheet data of Hecla Mining Company and El Callao and Drake-Bering as of that date. The unaudited pro forma condensed statements of income give effect to the disposition of El Callao and Drake-Bering for the quarters ended March 31, 2008 and 2007 and the years ended December 31, 2007, 2006 and 2005 as if the disposition occurred on January 1, 2005.

In addition, on April 16, 2008, Hecla Mining Company completed the acquisition of Hecla Greens Creek Mining Company and Hecla Juneau Mining Company, which together owned 70.3% of the Greens Creek Joint Venture (the “Venture”), in a transaction to be accounted for as a purchase. The unaudited pro forma statements of operations for the year ended December 31, 2007 and the quarter ended March 31, 2008 are based on the individual statements of income of Hecla Mining Company and the Venture as if the acquisition occurred on January 1, 2007.

These unaudited pro forma financial statements should be read in conjunction with the historical consolidated financial statements and notes thereto of Hecla Mining Company in the 2007 Form 10-K and the March 31, 2008 10-Q and the historical financial statements of the Venture on Form 8K/A filed June 13, 2008 for the year ended December 31, 2007 and attached in exhibit 99.2 for the quarter ended March 31, 2008.

The pro forma adjustments are based upon available information and assumptions that management of Hecla Mining Company believes are reasonable. The unaudited pro forma condensed combined financial statements are presented for illustrative purposes only and are based on the estimates and assumptions set forth in the notes accompanying those statements.

Hecla Mining Company

Pro Forma Combined Condensed Consolidated Balance Sheet (Unaudited)

March 31, 2008

(in thousands)

		Acquisition of Greens Creek				Disposition of El Callao and Drake-Bering
	Hecla	Greens Creek 70.30%	Acquisition Adjustments		ProForma Combined	Discontinued Operations Adjustment	Proforma Adjustment		Pro forma Combined
Assets:		(Note 4)	(Note 2)			(Note 7)	(Note 7)
Cash and cash equivalents	$357,672	$20,887	$(700,000)	(a)	$27,354	$(29,949)	$20,000	(m)	$48,044
			360,000	(c)			37,639	(n)
			(11,205)	(d)			(7,000)	(p)
Short-term investments and securities held for sale	27,085				27,085	—	5,000	(m)	32,085
Inventories, net	25,216	17,716	15,153	(e)	58,085	(15,887)	—		42,198
Deferred tax asset	8,980		4,500	(g)	13,480	—	(587)	(o)	12,893
Other current assets	23,068	5,149	4,674	(d)	32,891	(4,930)	—		27,961

Total current assets	442,021	43,752	(326,878)		158,895	(50,766)	55,052		163,181
Non-current restricted cash and investments	15,326	21,288	—		36,614	—	—		36,614
Properties, plants, equipment and mineral interests, net	147,734	108,104	591,612	(e)	819,069	(34,425)	—		784,644
			(28,381)	(e)	—
Identified intangible	—	—	5,973	(g)	5,973				5,973
Non-current deferred income taxes	18,201		23,881	(g)	42,082	—	(1,760)	(o)	40,322
Other noncurrent assets	55,424	—	1,601	(d)	57,025	—	—		57,025

Total assets	$678,706	$173,144	$267,808		$1,119,658	$(85,191)	$53,292		$1,087,759

Liabilities:
Other current liabilities	$44,436	$15,440	—		$59,876	$(13,127)	—		$46,749
Note payable - current portion			$275,000	(c)	275,000		$(7,000)	(p)	268,000
Current portion of accrued reclamation and closure costs	8,931		—		8,931	—	—		8,931

Total current liabilities	53,367	15,440	275,000		343,807	(13,127)	(7,000)		323,680
Notes payable			85,000	(c)	85,000				85,000
Accrued reclamation and closure costs	96,362	12,128	—		108,490	(4,498)	—		103,992
Other noncurrent liabilities	8,631	—	—		8,631	(627)	—		8,004

Total liabilities	158,360	27,568	360,000		545,928	(18,252)	(7,000)		520,676

Shareholders’ Equity:
Series B preferred stock	39				39	—	—		39
Mandatory convertible preferred stock	504				504	—	—		504
Common stock	30,767		1,091	(b)	31,858	—	—		31,858
Capital surplus	735,569		52,293	(b)	787,862	—	—		787,862
Accumulated deficit	(262,837)	145,576	(145,576)	(f)	(262,837)	(74,086)	60,292		(276,631)
Accumulated other comprehensive income	16,944				16,944	7,147	—		24,091
Less treasury stock	(640)				(640)	—	—		(640)

Total shareholders’ equity	520,346	145,576	(92,192)		573,730	(66,939)	60,292		567,083

Total liabilities and shareholders’ equity	$678,706	$173,144	$267,808		$1,119,658	$(85,191)	$53,292		$1,087,759

See accompanying notes to these pro forma financial statements.

Hecla Mining Company

Pro Forma Condensed Consolidated Statements of Operations (Unaudited)

(Dollars and shares in thousands, except per share amounts)

	Three months ended March 31, 2008
		Acquisition of Greens Creek							Disposition of El Callao and Drake-Bering Adjustment
	Hecla	Greens Creek 70.3%			Acquisition Adjustments			ProForma Combined				Proforma Combined
		(Note 4)			(Note 3)				(Note 8)
Sales of products	$45,960	$31,125			$(299)	(i	)	$76,786	$(9,334)			$67,452

Cost of sales and other direct production costs	18,157	12,150						30,307	(3,095)			27,212
Depreciation, depletion and amortization	6,022	2,292			6,604	(h	)	14,918	(3,108)			11,810

	24,179	14,442			6,604			45,225	(6,203)			39,022

Gross profit	21,781	16,683			(6,903)			31,561	(3,131)			28,430

Other operating expenses
Exploration	6,079	369						6,448	(546)			5,902
Provision for closed operations and environmental matters	946							946	(264)			682
Other operating expenses (income)	5,488							5,488	100			5,588

	12,513	369			—			12,882	(710)			12,172

Income (loss) from operations	9,268	16,314			(6,903)			18,679	(2,421)			16,258

Other income (expense):
Interest and other income	2,525	289						2,814	(12)			2,802
Net foreign exchange loss	(12)							(12)	—			(12)
Interest expense	(165)	(11)			(1,128)	(j	)	(1,304)	—	(p	)	(1,304)

	2,348	278			(1,128)			1,498	(12)			1,486

Income before income taxes	11,616	16,592			(8,031)			20,177	(2,433)			17,744
Income tax benefit (provision)	3,866	(6,637)	(k	)	6,637	(k	)	3,866	250			4,116

Net income (loss)	15,482	9,955			(1,394)			24,043	(2,183)			21,860
Preferred stock dividends	(3,408)							(3,408)	—			(3,408)

Income (loss)applicable to common shareholders	$12,074	$9,955			$(1,394)			$20,635	$(2,183)			$18,452

Basic and diluted income per common share after preferred stock dividends	$0.10				$(0.32)			$0.16	$(0.02)			$0.15

Weighted average number of common shares outstanding -basic	122,350				4,365	(b	)	126,715	126,715			126,715

Weighted average number of common shares outstanding - diluted	122,777				4,365			127,142	127,142			127,142

See accompanying notes to these pro forma financial statements.

Hecla Mining Company

Pro Forma Condensed Consolidated Statements of Operations (Unaudited)

(Dollars and shares in thousands, except per share amounts)

	Year ended December 31, 2007
		Acquisition of Greens Creek							Disposition of El Callao and Drake-Bering Adjustment			Proforma Combined
	Hecla	Greens Creek 70.3%			Acquisition Adjustments			ProForma Combined
		(Note 4)			(Note 3)				(Note 8)
Sales of products	$222,622	$171,950			$(1,195)	(i	)	$393,377	$(68,920)			$324,457

Cost of sales and other direct production costs	115,805	68,255						184,060	(52,212)			131,848
Depreciation, depletion and amortization	26,880	11,869			26,416	(h	)	65,165	(14,557)			50,608

	142,685	80,124			26,416			249,225	(66,769)			182,456

Gross profit	79,937	91,826			(27,611)			144,152	(2,151)			142,001

Other operating expenses
Exploration	19,819	3,121						22,940	(3,885)			19,055
Provision for closed operations and environmental matters	50,499							50,499	(1,347)			49,152
Other operating expenses (income)	(39,166)							(39,166)	(1,175)			(40,341)

	31,152	3,121			—			34,273	(6,407)			27,866

Income (loss) from operations	48,785	88,705			(27,611)			109,879	4,256			114,135

Other income (expense):
Interest and other income	7,911	1,476						9,387	(890)			8,497
Net foreign exchange loss	(12,095)							(12,095)	12,002			(93)
Interest expense	(534)	(72)			(16,452)	(j	)	(17,058)	200	(p	)	(16,858)

	(4,718)	1,404			(16,452)			(19,766)	11,312			(8,454)

Income before income taxes	44,067	90,109			(44,063)			90,113	15,568			105,681
Income tax benefit (provision)	9,130	(36,043)	(k	)	36,043	(k	)	9,130	(641)			8,489

Net income (loss)	53,197	54,066			(8,020)			99,243	14,927			114,170
Preferred stock dividends	(1,024)				(12,608)	(l	)	(13,632)	—			(13,632)

Income (loss)applicable to common shareholders	$52,173	$54,066			$(20,628)			$85,611	$14,927			$100,538

Basic and diluted income per common share after preferred stock dividends	$0.43				$(4.73)			$0.69	$0.12			$0.81

Weighted average number of common shares outstanding - basic	120,420				4,365	(b	)	124,785	124,785			124,785

Weighted average number of common shares outstanding - diluted	121,071				4,365			125,436	125,436			125,436

See accompanying notes to these pro forma financial statements.

Hecla Mining Company

Pro Forma Condensed Consolidated Statements of Operations (Unaudited)

(Dollars and shares in thousands, except per share amounts)

	Year ended December 31, 2006
	Historical	Discontinued Operations Adjustment	Pro forma Continuing Operations
Sales of products	$218,895	$(96,310)	$122,585

Cost of sales and other direct production costs	105,203	(54,702)	50,501

Depreciation, depletion and amortization	38,795	(27,050)	11,745

	143,998	(81,752)	62,246

Gross profit	74,897	(14,558)	60,339

Other operating expenses
Exploration	20,266	(5,558)	14,708
Provision for closed operations and environmental matters	3,556	(40)	3,516
Other operating expenses	24,147	2,998	27,145

	47,969	(2,600)	45,369

Income (loss) from operations	26,928	(11,958)	14,970

Other income (expense):
Net foreign exchange loss	(4,962)	4,851	(111)
Net other income and expense	39,855	(765)	39,090

	34,893	4,086	38,979

Income before income taxes	61,821	(7,872)	53,949
Income tax benefit (provision)	7,301	2,275	9,576

Net income (loss)	69,122	(5,597)	63,525
Preferred stock dividends	(552)		(552)

Income (loss)applicable to common shareholders	$68,570	$(5,597)	$62,973

Basic and diluted income per common share after preferred stock dividends	$0.57	$(0.05)	$0.52

Weighted average number of common shares outstanding - basic	119,255	119,255	119,255

Weighted average number of common shares outstanding - diluted	119,702	119,702	119,702

Hecla Mining Company

Pro Forma Condensed Consolidated Statements of Operations (Unaudited)

(Dollars and shares in thousands, except per share amounts)

	Year ended December 31, 2005
	Historical	Discontinued Operations Adjustment	Pro forma Continuing Operations
Sales of products	$110,161	$(39,009)	$71,152

Cost of sales and other direct production costs	75,192	(27,433)	47,759

Depreciation, depletion and amortization	20,462	(9,622)	10,840

	95,654	(37,055)	58,599

Gross profit	14,507	(1,954)	12,553

Other operating expenses
Exploration	16,777	(8,261)	8,516
Provision for closed operations and environmental matters	1,618	(312)	1,611
Other operating expenses	21,720	(166)	21,249

	40,115	(8,739)	31,376

Income (loss) from operations	(25,608)	6,785	(18,823)

Other income (expense):
Net foreign exchange loss	(736)	829	93
Net other income and expense	1,644	(320)	1,324

	908	509	1,417

Income before income taxes	(24,700)	7,294	(17,406)
Income tax benefit (provision)	(660)	69	(591)

Net income (loss)	(25,360)	7,363	(17,997)
Preferred stock dividends	(552)		(552)

Income (loss)applicable to common shareholders	$(25,912)	$7,363	$(18,549)

Basic and diluted income per common share after preferred stock dividends	$(0.22)	$0.06	$(0.16)

Weighted average number of common shares outstanding - basic	118,458	118,458	118,458

Weighted average number of common shares outstanding - diluted	118,458	118,458	118,458

Notes to Unaudited Pro Forma Condensed Combined Financial Statements

Note 1. Summary of the acquisition of 70.3% of the Greens Creek Joint Venture

The unaudited pro forma condensed combined financial statements contained herein assume that the acquisition had been completed on January 1, 2007 (for statement of operations purposes) and on March 31, 2008 (for balance sheet purposes).

The purchase price is based upon Hecla Mining Company paying cash of $700 million and issuing 4,365,000 shares of Hecla Mining Company common stock valued at $53.4 million, and estimated acquisition related costs of $4.9 million for a total acquisition price of $758 million.

The number of Hecla Mining Company shares issued, 4,365,000, was determined by dividing $50 million by the volume-weighted average trading price for the 20 trading days immediately prior to the second trading day immediately preceding the closing date. For purchase accounting, the valuation of the shares was based upon the average closing price of Hecla Mining Company shares a few days before and after April 14, 2008 (two days prior to the closing date of the acquisition on April 16, 2008).

The following represents the preliminary allocation of the purchase price if the Greens Creek acquisition had occurred on March 31, 2008:

(In thousands)
Consideration:
Cash payments	$700,000
Hecla stock issued (4,365,000 shares @ $12.23 per share)	53,384
Acquisition related costs	4,930

Total purchase price	$758,314

Fair value of net assets acquired:
Cash	$20,887
Product inventory	28,733
Other current assets	9,285
Property, plant, equipment and mineral interests, net	699,717
Identified intangible	5,973
Other assets	21,288

Total assets	785,883

Less liabilities	27,569

Net assets	$758,314

Note 2. Pro forma adjustments made to unaudited pro forma condensed combined balance sheet for the acquisition of 70.3% of the Greens Creek Joint Venture

The unaudited pro forma condensed combined balance sheet includes the following adjustments:

(a)	To record the cash consideration of $700 million paid to Kennecott.

(b)	To record the issuance of 4,365,000 shares of Hecla Mining Company common stock to Kennecott, valued at $12.23 per share or $53,384,000.

(c)	To record the issuance of $220 million in a bridge note payable maturing in six months and $140 million in a term note payable over a three year term. Of the total $360 million, $275 million is due within one year of the acquisition date.

(d)	To record payment and deferral of financing fees related to the debt transaction ($6,275,000) and payment of acquisition related costs estimated to be as follows (in thousands):

Acquisition-related costs include:
Legal fees	$903
Brokers’ fees	3,715
Accounting fees	24
Other acquisition-related costs	288

Total acquisition costs	$4,930

(e)	To record the portion of the purchase price allocated to 70.3% of the Venture’s assets, including non-operating mineral interests, and liabilities. This allocation is preliminary and is subject to change due to several factors including: valuations of assets and liabilities that may be required which have not been completed as of the date of this filing and the actual acquisition-related costs incurred.

(f)	To eliminate the 70.3% of the Venture’s equity account as of March 31, 2008 of $145,576,000.

(g)	To record an increase in current and noncurrent deferred tax assets and a corresponding decrease in mineral interest resulting from consideration of the Venture future net taxable income in Hecla Mining Company’s analysis of net operating loss utilization. See Note 5 Income Taxes below for additional information.

Note 3. Pro forma adjustments made to unaudited pro forma condensed combined statement of operations for the acquisition of 70.3% of the Greens Creek Joint Venture

The unaudited pro forma condensed combined statement of operations includes the following adjustments:

(h)	To record additional depreciation and amortization expense resulting from the increased carrying value of depreciable assets acquired as a result of purchase accounting. Depreciation and amortization expense is based on estimated useful lives of 3 to 11 years for buildings and equipment and estimated life of mine of twelve years for mineral interests. No amortization for non-operating mineral interest is recognized.

No pro forma adjustment has been made in the statement of operations for the purchase accounting valuation adjustment for product inventory. Such adjustment, which would decrease pro forma net income by approximately $15.2 million, is nonrecurring and is not reflected in the pro forma statement of operations.

(i)	To record amortization of identified intangible that consists of a favorable shipping contract that has a remaining contractual term of five years.

(j)	To record interest charges as follows (in thousands):

	Quarter ended	Year ended
	March 31, 2008	December 31, 2007
Bridge note payable six months after acquisition date:
Interest charges based on interest rate of 5.710%	$0	$6,292
Amortization expense of the deferred financing costs	0	3,854

Term note payable:
Interest charges based on interest rate of 4.335%	923	5,486
Amortization expense of the deferred financing costs	205	820

	$1,128	$16,452

The interest rates on both the bridge note and the term note are variable and are based on LIBOR plus additional basis points. The rate used for pro forma financial statement purposes is based on LIBOR at the acquisition date (April 16, 2008) which was 2.80%. The effect of a 1/8% change in the variable interest rates for the quarter ended March 31, 2008 and the year ended December 31, 2007 would be $0 and $137,500, respectively on the bridge note and $27,000 and $158,000, respectively on the term note.

If the bridge loan is not fully repaid and cancelled within three months from the closing date, then an additional amount equal to 1.0% of the amount outstanding under the bridge loan on such date shall be due and payable on such date. If the original outstanding bridge loan amount of $220 million is still outstanding after three months, an additional fee of $2.2 million will be paid and expensed.

(k)	To record the income tax provision for 70.3% of net income of the Venture. Because the Venture is a flow-through tax entity, its historical financial statements do not contain provision for income taxes. Hecla Mining Company is a taxable entity; therefore an adjustment is necessary to reflect an income tax provision as if the Greens Creek acquisition had occurred as of January 1, 2007. A tax rate of 40% is applied to Venture net income which is comprised of a federal rate of 34% and state tax rate of 6%. The tax provision is entirely reversed as a result of purchase accounting adjustments and utilization of net operating loss carryovers. Also see Note 5 Income Taxes for additional discussion.

(l)	In December 2007, Hecla Mining Company sold 2,012,500 shares of 6.5% Mandatory Convertible Preferred Stock. For purposes of the pro forma statements of operations, it has been assumed that the preferred stock was sold on January 1, 2007. A pro forma adjustment has been made for the year ended 12/31/07 of $12,608 to reflect payments of dividends on the preferred stock.

Note 4. Greens Creek Joint Venture - 70.3% Balances

The Venture balances are based upon the Venture audited financial statements as of and for the year ended December 31, 2007, as restated, and interim financial statements as of and for the quarter ended March 31, 2008. The amounts presented in the “Greens Creek – 70.3%” columns reflect 70.3% of the total amounts presented in the Venture’s financial statements. The amounts have been adjusted to conform to Hecla Mining Company’s accounting policies and presentation. Conforming adjustments are as follows:

	Balance Sheet	Statement of Operations for the
	as of 3/31/08 Increase (decrease) to balance sheet line item	Quarter ended 3/31/08	Year ended 12/31/07
		Increase (decrease) to net income
	(in thousands)
Product inventory costs are adjusted based on Hecla Mining Company product costing accounting practices.	$1,144	$1,435	$(489)
Asset Retirement Obligation asset and related accumulated depreciation are adjusted to reflect Hecla Mining Company’s asset retirement obligation (“ARO”) calculation and amortization practices.	(2,608)	42	300
ARO liability balance is adjusted based using Hecla Mining Company’s model and assumptions.	(7,890)	159	590

In addition to acquiring 70.3% of the Venture, Hecla Mining Company will be assuming KJMC’s Bristol Bay royalty payment obligation. This royalty is reflected as an increase to the Venture’s accounts payable at March 31, 2008 by $166,000 and the Venture’s cost of sales for the quarters ended March 31, 2008, and the year ended December 31, 2007 by $166,000 and $1.8 million, respectively.

Note 5. Income taxes

The Venture has not been subject to income taxes due to its status as a joint venture. Rather, each member of the venture recognized its portion of Venture results from operations in their respective income tax returns.

Hecla Mining Company’s acquisition of the Venture is a taxable acquisition whereby the tax bases of the assets acquired and liabilities assumed equal their book bases. No deferred taxes (other than for an adjustment to the existing valuation allowance discussed below) will be recognized as a result of the acquisition. Subsequent to the acquisition date, deferred taxes related to Venture operations will be recorded for differences in tax and book treatment on a prospective basis.

Historically, Hecla Mining Company has recorded a valuation allowance on its net deferred tax assets to reflect the estimated amount of deferred tax assets, which may not be realized principally due to the expiration of net operating losses and tax credit carryforwards. Periodically, Hecla Mining Company reviews available evidence in future periods to determine whether more or less of its net deferred tax assets should be realized. Adjustments to the valuation allowance are made in the period for which the determination is made. See Note 6 – Income Taxes in the Hecla Mining Company consolidated financial statements contained in the December 31, 2007 Form 10-K.

Based upon preliminary calculations and purchase accounting assumptions, management has estimated that on the date of acquisition, the valuation allowance will be reduced as a result of the Venture acquisition. This reduction resulted in an increase in current deferred tax assets of $4,500,000, an increase in noncurrent deferred tax assets of $23,881,000, and a decrease in mineral interests of $28,381,000 on the acquisition date. In determining the reduction, management considered estimated future earnings of the Venture.

Note 6. Non-recurring charges resulting directly from the acquisition of the Greens Creek Joint Venture transaction.

The Company expects to recognize compensation expense of approximately $900,000 within the 12 months following consummation of the transaction. This expense is a result of absorbing the Venture employees into Hecla Mining Company’s Pension Plan.

Note 7. Pro forma adjustments made to unaudited pro forma condensed combined balance sheet for the disposal of the Venezuelan operations.

The pro forma condensed balance sheet as of March 31, 2008 gives effect to the disposition of El Callao and Drake-Bering for $20,000,000 in cash and 4,273,504 shares of common stock of Rusoro valued at $5,000,000. The pro forma nonrecurring loss on sale of approximately $13.8 million has been reflected in the pro forma balance sheet. Actual loss on the disposition of the El Callao and Drake-Bering is likely to be different because it will be based upon the segment’s balance sheet on the date of disposition (please refer to note 10, below).

(m)	Adjustment for receipt of $20,000,000 in cash and 4,273,504 shares of common stock of Rusoro valued at $5,000,000 for the sale of El Callao and Drake-Bering.

(n)	Pursuant to the stock purchase agreement, cash received from the sale of the El Callao and Drake-Bering is to be adjusted for net working capital on the date of sale. This Pro forma adjustment reflects net working capital as of March 31, 2008. See Note 10.

(o)	Based upon preliminary calculations and assumptions, management has estimated that on the date of disposition, the deferred tax valuation allowance will increase as a result of the disposition of El Callao and Drake-Bering . This reduction resulted in a decrease in current and non-current deferred tax assets of $587,000 and $1,760,000, respectively.

(p)	The bridge loan financing agreement (see item (c) in Note 2) requires that 35% of any cash proceeds from the sale of the Venezuelan unit be applied against the outstanding balance of the bridge loan. The amount of $7,000 (35% of $20,000) was applied against the loan as of the beginning of the year for pro forma purposes. This resulted in a reduction of interest expense for the quarter ended 3/31/08 and the year ended 12/31/07 of $0 and $200,000, respectively.

Note 8. Pro forma adjustments made to unaudited pro forma condensed combined statements of operations for the disposal of the Venezuelan operations.

The pro forma statements of operations give effect to the disposition of El Callao and Drake-Bering as if the transaction had occurred on January 1, 2005. The results of operations of El Callao and Drake-Bering have been removed from the pro forma statements of operations for all periods presented. A pro forma nonrecurring loss on the sale of $13.8 million has not been included in such pro forma statements of operations. The actual loss on the disposition of El Callao and Drake-Bering is likely to be different because it will be based upon the segment’s balance sheet on the date of disposition. This loss will be recognized in the quarterly financial statements filed with the Form 10-Q for the period ended June 30, 2008.

The pro forma statements of operations for the years ended December 31, 2006 and 2005 do not include pro forma adjustments for the acquisition of the Venture (see Note 1) because for pro forma purposes, the acquisition is assumed to occur on January 1, 2007.

(q)	As a result of the paydown on the bridge note payable (see item (o) in Note 7), interest expense is reduced by $0 and $200,000, for the quarter ended March 31, 2008 and the year ended December 31, 2007, respectively. This assumes that borrowing under the bridge note occurred on January 1, 2007.

Note 9. Foreign Exchange Losses on Currency Exchange

In May of 2008, Hecla Mining Company converted and repatriated approximately $39 million in local currency cash measured using the official exchange rate from its Venezuelan subsidiary to the parent company. In connection with this transaction, Hecla Mining Company incurred approximately $14 million of foreign exchange losses since conversion to the U.S. dollar was based on a less favorable exchange rate available to Hecla, resulting in $25 million USD being transferred to the parent company. The foreign exchange loss was not a result of the sale transaction and is not included in the pro forma results of operations, and was consistent with repatriations of local currency we have experienced in prior periods. Cash in local currency was repatriated in May as a result of the strengthening of the Bolívare Fuerte (“BF”) against the dollar in the parallel market, which presented an opportunity to mitigate the scope of foreign exchange losses compared to those experienced in prior periods. As reported in our 2007 annual financial statements, we experienced a loss of 64% on repatriation of local currency in 2007, while in the May 2008 transactions described above, our losses were lower at 36%. The exchange loss will be recognized in the quarterly financial statements filed with the Form 10-Q for the period ended June 30, 2008

Note 10. Working Capital Adjustment

The stock purchase agreement contains a purchase price adjustment mechanism based on the cash and working capital balances of El Callao and Drake-Bering as of the closing date. The cash adjustment provides that the purchaser pay Hecla Mining Company (at a specific currency exchange rate of 2.15 BF per 1.00 USD) for the amount of cash remaining as of the closing. The working capital provision provides that to the extent net working capital exceeds zero, the purchaser will remit such excess to Hecla Mining Company and to the extent net working capital is negative, Hecla Mining Company will remit such negative amount to the purchaser. The cash adjustment was $0.9 million at the closing, and the working capital adjustment, estimated to be $0.8 million at closing, will be finalized within 60 days of closing. The estimated working capital adjustment at closing is significantly lower than the pro forma adjustment based on working capital at March 31, 2008 due to the repatriation described in Note 9. Because the working capital adjustment is not yet finalized, the pro forma financial statements do not include provision for any potential cash or working capital adjustment.